WDM
CHARTERED ACCOUNTANTS

SERVICE

INTEGRITY

TRUST

# CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated April 30, 2015 with respect to the consolidated financial statements of Bit-X Financial Corporation (formerly Rainchief Energy Inc.) for the years ended December 31, 2014, 2013, and 2012 included in this Annual Report on Form 20-F (filed under the Securities Exchange Act of 1934) for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission.



**"WDM Chartered Accountants"**

Vancouver, British Columbia, Canada
April 30, 2015

SUITE 420
1501 WEST BROADWAY
VANCOUVER, BC
CANADA V6J 4Z6

TEL: 604-734-3247
FAX: 604-734-4802
WWW.WDMCA.COM
WDM